UNITED STATES SECURITIES EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2009

AMERICAN SECURITY RESOURCES CORPORATION
(Formerly Kahuna Network Security Inc.)
(Formerly Computer Automation Systems, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27419	90-0179050
(State of organization)	(Commission File Number)	(IRS Employer Identification No.)

19 Briar Hollow Lane, Ste 125 Houston, Tx	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: 713-465-1001

Former name or former address, if changed since last report: former address 9601 Katy Freeway, ste 220, Houston, Tx, 77024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation

Series B Convertible Preferred Stock
On January 28, 2009 the board of directors of the Corporation, by unanimous consent, adopted resolutions the creation and issuance of Series B Convertible Preferred Stock (“Series B Preferred Stock”).  The number of shares constituting such series shall be 1,000,000, par value $0.001.

The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions of such Series B Preferred Stock have been provided in the Certificate of Designation as filed with the Nevada Secretary of State on March 26, 2009 attached herewith as Exhibit 99.1.

Common Stock
On March 26, 2009 the Board of Directors increased the authorized common share capital of the Corporation to 1,990,000,000. The increase was required to remain in compliance with the terms of the debentures with Golden Gate and St. George.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits
          99.1    Certificate of Designation of Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SECURITY RESOURCES CORPORATION
Date: April 6, 2009	By: /s/ Frank Neukomm
Frank Neukomm, CEO